UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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WINDROSE MEDICAL PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Windrose Medical Properties Trust Letterhead]

April 20, 2005

Dear Shareholders:

     Windrose Medical Properties Trust (the “Company”) is writing to you, our shareholders, in advance of the Company’s annual meeting to be held on April 26, 2005 to provide you with information to supplement the proxy statement for the 2005 annual meeting of shareholders that the Company mailed to you on or about March 29, 2005. This supplement should be read with the proxy statement because the Company’s proxy statement inadvertently omitted the table entitled “Option/SAR Grants in Last Fiscal Year.” There are no other changes to the proxy statement other than the inclusion of the omitted table that is set forth below.

Option/SAR Grants in Last Fiscal Year

     The following table provides information concerning individual grants of stock options to our executive officers in fiscal year 2004. No SAR grants were made in fiscal year 2004.

						Potential Realizable
Individual Grants						Value(1)
	Number of		Percent of
	Securities		Total Options/
	Underlying		SARs
	Option/		Granted to
	SARs		Employees in	Exercise
Name	Granted		Fiscal Year	Price	Expiration Date	5%	10%
Fred S. Klipsch	42,000	(2)	35.90%	$12.00	07/27/14	$316,279	$802,157
Frederick L. Farrar	32,000	(3)	27.35%	$12.00	07/27/14	$240,974	$611,167
O.B. McCoin	7,500	(4)	6.41%	$12.00	07/27/14	$56,478	$143,242
Daniel R. Loftus	7,500	(4)	6.41%	$12.00	07/27/14	$56,478	$143,242
John W. Sweet	5,000	(5)	4.27%	$12.00	07/27/14	$37,652	$95,494

(1)	Assumes that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%.

(2)	The option vests as follows: 17,400 on the date of grant, 17,400 on the first anniversary of the date of grant and the remainder in three equal annual installments on the third, fourth and fifth anniversaries of the date of grant.

(3)	The option vests as follows: 12,400 on the date of grant, 12,400 on the first anniversary of the date of grant and the remainder in three equal annual installments on the third, fourth and fifth anniversaries of the date of grant.

(4)	The options vest in five equal installments on beginning on the date of grant and on the second, third, fourth and fifth anniversaries of the date of grant.

     Your vote is important. Whether or not you plan to attend the Company’s annual meeting on April 26, 2005, please complete, sign, date and promptly return the proxy card enclosed with the proxy statement mailed to you on or about March 29, 2005 in the postage-prepaid envelope that was provided.

Very Truly Yours,

/s/ Daniel R. Loftus

Daniel R. Loftus, Vice President, Secretary and
General Counsel

Indianapolis, Indiana
April 20, 2005